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[THE MOZART DEVELOPMENT COMPANY LETTERHEAD]


January 31, 2000


Mr. Ron Wilderink
Vice President of Finance & Chief Financial Officer
Conductus, Inc.
969 West Maude Avenue
Sunnyvale, California 94086                                VIA FAX #408-523-999


RE: The Two (2) December 8, 1994 Lease Agreements, one for the property at 965 West Maude Avenue and the other on the adjacent property at 969 West Maude Avenue, both by and between Mozart-McKee Limited Partnership and Conductus, Inc.


Dear Ron:

Pursuant to Paragraph 40 of the Leases listed above, we have received your Opinion Notice to exercise the extension options. In addition to the lease extensions, you have requested that the terms of the two building leases be made coterminous. The purpose of this letter is to propose terms for the cotermination of leases and to establish the Market Rent for the two properties.

The initial terms for the 965 and the 969 Maude leases expire August 31, 2000 and August 31, 2001, respectively. To create the cotermination of leases, we propose a 5.5-year extension as of September 1, 2000 for both buildings. The extension would commence on September 1, 2000 and expire on February 28, 2006.

To establish a market rent for the two buildings, we reviewed the current leasing activity on comparable space in the local market. We also consulted Jim Beeger, a Vice President of Cornish & Carey Commercial and Steve Horton, a Senior Vice President of CPS Corfac International. We have concluded that the market rents for the 965 and the 969 Maude buildings are $2.25/SF NNN and $1.90/SF NNN, respectively, with 3% annual escalations.

In recognition of the 965 Maude building tenant improvements that were paid for by the Tenant, we propose a $0.15/SF discount in that building's rent. This would reduce the rent for that building to $2.10/SF. To convert the two building rents into one, the $2.10/SF and $1.90/SF are averaged. In conclusion, the rent for the two buildings will be $2.00/SF with 3% annual bumps.

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                                                               January 31, 2000
                                                                         Page 2

To recognize that the 969 Maude building has one additional year left on the initial lease term, the rent in first year of the 5.5-year extension period will be $1.37/SF. This is an average of the new rent of $2.00/SF and the existing rent of $0.75/SF in the 969 Maude building. A schedule of monthly base NNN rent is listed below:

STARTING SEPTEMBER 1
--------------------
OF THE YEAR
-----------
2000                    $1.37/SF
2001                    $2.06/SF
2002                    $2.12/SF
2003                    $2.19/SF
2004                    $2.25/SF
2005                    $2.32/SF

If you agree with and accept these terms and conditions, please execute the letter and return it to me. If you have any questions, please do not hesitate to call me or email; jfreitas@mozartdev.com.


Sincerely,
THE MOZART DEVELOPMENT COMPANY

/s/ JAMES FREITAS
----------------------
James Freitas



AGREED AND ACCEPTED,
CONDUCTUS, INC.


/s/ RON WILDERINK
----------------------
Ron Wilderink
Vice President of Finance & Chief Financial Officer